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                                                                    EXHIBIT 99.1
                                                                    ------------

                                 NEWS RELEASE

From:     The Marcus Group, Inc.                      CONTACT: Ilene D. Manahan
                                                               (201) 902-9000
For: Trump Hotels & Casino Resorts, Inc.

For Immediate Release: May 21, 1996


New York -- Trump Hotels & Casino Resorts Holdings, L.P. today announced that it has exercised an option to purchase approximately 90% of the Increasing Rate Subordinated Pay-in-Kind Notes due 2005 of Trump's Castle Funding, Inc. from an unaffiliated third party for $38.7 million, in exchange for which Trump Holdings received an aggregate of approximately $60 million of Castle PIK Notes.